UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33757	33-0861263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27101 Puerta Real, Suite 450, Mission Viejo, CA		92691
(Address of principal executive offices)		(Zip Code)
(949) 487-9500
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders of The Ensign Group, Inc. was held on May 29, 2014, and the matters voted upon at the Annual Meeting and the results of the votes were as follows:

1.
The three nominees named below were elected to serve as Class I directors of the board of directors, to serve until the 2017 Annual Meeting, until a successor is elected and qualified, and the voting rights were as follows:

	Votes		Broker
Nominee	For	Withheld	Non-Votes

Roy Christensen	16,324,658	2,958,043	1,877,422
John Nackel	15,424,040	3,858,661	1,877,422
Barry Smith	18,868,737	413,974	1,877,422

2. The selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,999,906	158,015	2,202	—

3. The compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved on an advisory basis, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,197,281	67,535	17,885	1,877,422

4. The re-approval of the Company’s 2007 Omnibus Incentive Plan to preserve the Company’s ability to deduct compensation that qualifies as performance-based compensation under 162(m) of the Internal Revenue Code was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,476,618	3,800,849	5,234	1,877,422

5. The amendment to the Company’s Articles of Incorporation and Bylaws to provide that director nominees shall be elected by the affirmative votes cast at an annual meeting in uncontested director elections, with a plurality vote standard for contested director elections was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,227,608	51,726	3,367	1,877,422

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

/s/ SUZANNE D. SNAPPER
Chief Financial Officer

Dated: June 5, 2014